FIRST AMENDMENT TO PARTICIPATION AGREEMENT


     American   United  Life   Insurance   Company  and  Fidelity   Distributors
Corporation hereby amend the Participation Agreement ("Agreement") dated April 30, 2003, by doing the following:

     Schedule A and of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.


     IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of March, 2005.



AMERICAN UNITED LIFE INSURANCE COMPANY

By:

Name:    ________________________

Title:   ________________________



FIDELITY DISTRIBUTORS CORPORATION

By:
         Don Holborn
         Executive Vice President

                                                   Schedule A


Name and Date of                Policy Form Numbers             Corresponding Mutual
Formation of Separate           of Contracts Issued             Fund or Fund Portfolio
Account                         Through Separate Account

AUL Group Retirement
Annuity Separate                             GRA 12             FA Equity Income,
Account II                                                      FA Growth & Income,
03/31/2003                                                      FA MidCap,
                                                                FA Dynamic Capital Appreciation,
                                                                FA Small Cap,
                                                                FA Diversified International,
                                                                FA International Capital Appreciation,
                                                                Fidelity Advisor Freedom 2010 Fund,
                                                                Fidelity Advisor Freedom 2015 Fund,
                                                                Fidelity Advisor Freedom 2020 Fund,
                                                                Fidelity Advisor Freedom 2025 Fund,
                                                                Fidelity Advisor Freedom 2030 Fund
                                                                Fidelity Advisor Freedom 2035 Fund,
                                                                Fidelity Advisor Freedom 2040 Fund



AUL Unit Investment Trust           GVA NAV                     FA Equity Income,
06/01/2003                                                      FA Growth & Income,
                                                                FA MidCap,
                                                                FA Dynamic Capital Appreciation,
                                                                FA Small Cap,
                                                                FA Diversified International,
                                                                FA International Capital Appreciation,
                                                                Fidelity Advisor Freedom 2010 Fund,
                                                                Fidelity Advisor Freedom 2015 Fund,
                                                                Fidelity Advisor Freedom 2020 Fund,
                                                                Fidelity Advisor Freedom 2025 Fund,
                                                                Fidelity Advisor Freedom 2030 Fund
                                                                Fidelity Advisor Freedom 2035 Fund,
                                                                Fidelity Advisor Freedom 2040 Fund